B U I L D I N G B R I G H T E R F U T U R E S Tier 1 Met Coal Acquisition Update - BMO Webcast January 14, 2025

2 Disclosure Regarding Forward-Looking Statements This presentation contains forward-looking statements within the meaning of the securities laws. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words or variation of words such as "expects,” "anticipates," "intends," "plans," "believes," "seeks," "estimates," "projects," "forecasts," "targets," "would," "will," "should," "goal," "could" or "may" or other similar expressions. Forward-looking statements provide management's or the Board’s current expectations or predictions of future conditions, events or results. All statements that address operating performance, events, or developments that may occur in the future, including with respect to anticipated benefits from the acquisition of assets and businesses associated with Anglo American’s metallurgical coal portfolio in Australia, are forward-looking statements, including statements regarding Peabody’s shareholder return framework, execution of Peabody's operating plans, market conditions, reclamation obligations, financial outlook, and other strategic investments, and liquidity requirements. They may include estimates of sales and other operating performance targets, potential synergies, cost savings, capital expenditures, other expense items, actions relating to strategic initiatives, demand for the company’s products, liquidity, capital structure, market share, industry volume, other financial items, descriptions of management’s plans or objectives for future operations and descriptions of assumptions underlying any of the above. All forward-looking statements speak only as of the date they are made and reflect Peabody’s good faith beliefs, assumptions and expectations, but they are not guarantees of future performance or events. Furthermore, Peabody disclaims any obligation to publicly update or revise any forward-looking statement, except as required by law. By their nature, forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Factors that might cause such differences include, but are not limited to, a variety of economic, competitive, and regulatory factors, many of which are beyond Peabody's control, that are described in Peabody's periodic reports filed with the SEC including its Annual Report on Form 10-K for the fiscal year ended Dec. 31, 2023 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2024 and other factors that Peabody may describe from time to time in other filings with the SEC. You may get such filings for free at Peabody's website at www.peabodyenergy.com. You should understand that it is not possible to predict or identify all such factors and, consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties.

3 Transaction Summary • Four mines; 11.3 million tons of expected met coal production in 2026 • Vast majority of the output is premium hard coking coal Premium hard coking coal acquisition from Anglo American • $1.695 billion at closing and $625 million in time-deferred cash • Up to $1.0 billion contingent consideration on Grosvenor & capped revenue sharing arrangement (generally above $240/tonne for HCC) $2.32 billion cash consideration • $2.075 billion bridge commitment in place, expected to be replaced by permanent financing Financing process underway • Progress underway for regulatory approvals, pre-emptive rights, and customary closing conditions • Regulatory approval received from China, Brazil and Slovak Republic Targeted to close next quarter

4 Transaction Delivers Strategic and Financial Benefits • Potential favorable re-rating of the company's valuation over time Transforms Peabody into leading met coal producer • Implied 3.1x EBITDA acquisition price positions acquisition for substantial value creation Attractive valuation & cash flow accretive • Advantaged to serve world’s largest and fastest growing steel markets Tier 1 assets near the world’s strongest steel markets • $65 to $70 per ton EBITDA1 margins at $225 per metric ton benchmark pricing Enhances margins and through-cycle performance • $100M of annual cost savings and synergies through corporate and operational efficiencies Significant synergies identified • Stronger, more durable platform with significant value upside to enhance shareholder value Enables continued shareholder returns 1 Refer to Non-GAAP Measures on page 11, note 2.

5 Transformation of Peabody to Metallurgical Coal Reweighting 50% 34% 16% X 74% 18% 8% Peabody Standalone1 Peabody Pro Forma 2026E EBITDA by Coal Type Seaborne Metallurgical Coal U.S. Thermal CoalSeaborne Thermal Coal 84% Seaborne Coal 92% Seaborne Coal 2026 EBITDA potentially 2x greater than Peabody standalone Source: Peabody and Peabody Pro Forma estimates based on internal estimates. (1) Refer to slide 11, note 1; Corporate G&A allocated in proportion to segment EBITDA. 2X

6 Snapshot of Acquired Assets Asset Moranbah North Grosvenor Aquila Capcoal2 Ownership/ Partners 88% Peabody 6.25% NSSMC 4.75% Mitsui 0.5% JFE 0.5% Kobe Steel 88% Peabody 6.25% NSSMC 4.75% Mitsui 0.5% JFE 0.5% Kobe Steel 70% Peabody 30% Mitsui 70% Peabody 30% Mitsui Product type PHCC PHCC PHCC PHCC, PCI and Other 2026 Projected Production1 5.6 N/A 2.2 3.4 Reserves1 147 61 21 77 Resources1 387 470 63 337 (1) Reserves and resources are quoted on an attributable basis. (2) Capcoal OC consists of the Lake Lindsay and Oak Park mining areas. Anglo has an effective ownership interest of 79.5%, based on a 70.0% interest in the Capcoal JV (Lake Lindsay; responsible for mining at both areas) and an 86.4% interest in the Roper Creek JV (Oak Park), determined using the proportion of the saleable tonnes in each mining area. Note: As per Anglo American Ore Reserves and Mineral Resources Report 2023 converted from metric tons into short tons at a conversion factor of 1.10231. Reserves and resources are reported in accordance with the Australasian Code for Reporting of Exploration Results, Mineral Resources and Ore Reserves (the JORC Code, 2012). (Short Tons in Millions) Represents decades of premium hard coking coal production

Mine Output Progressing Toward 2026 Targets

Peabody

- Peabody forecasts 11.3 million tons of output from acquired assets in 2026, the first full year of ownership
- Also targeting average costs[1] (including royalties) of $130 - $140 per ton
- Initiatives to return Moranbah to historic production levels progressing well
- Targeting $200 - $250 million per year in capital spending for first three years tapering to maintenance capital of approximately $150 million per year
- Improvements already initiated by Anglo American
- Grosvenor Mine continues to represent future optionality – no consideration due until restart

Key Drivers of Operational Performance	
Moranbah North	▪ Anticipate strong recovery of performance to return to historical production levels driven by three primary upgrades: – Refurbishment and improved maintenance on the existing longwall shields – Purchase of second longwall to eliminate production gaps from lengthy longwall moves and enable greater maintenance – Future operations will sequence between the North and South with fit-for-purpose equipment, two longwalls allow for WOWO continuity and proper maintenance
Aquila	▪ Reaching run rate following beginning of longwall mining in 2022
Capcoal	▪ Re-opening of Oak Park pit, extending strike length, planning upgrade to haul truck fleet, and adding contract mining of overburden removal

(1) Refer to Non-GAAP Measures on page 11, note 3

BUILDING BRIGHTER FUTURES

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8 Process Underway Toward Permanent Financing Bridge Financing $2.075 billion bridge facility commitment led by Jefferies, KKR, and Deutsche Bank • Upfront cash consideration • Reclamation funding • Stamp duty and transaction costs Bridge facility to be replaced with permanent financing at targeted leverage of up to 1.5x EBITDA Permanent Financing • Substantial debt capacity to fill out major financing component • Process underway to explore potential additional investment by existing JV partners • Other financing to supplement as needed

9 Timeline – Next Steps Regulatory Approvals Clearance of Pre-emption Rights Customary Closing Conditions Permanent Financing Targeted Close Q2 2025

2 10 Appendix

11 Note on Non-GAAP Financial Measures 1) EBITDA refers to Adjusted EBITDA which is a non-GAAP financial measure defined as income from continuing operations before deducting net interest expense, income taxes, asset retirement obligation expenses and depreciation, depletion and amortization. Adjusted EBITDA is also adjusted for the discrete items that management excluded in analyzing each of its segment's operating performance. Adjusted EBITDA is used by management as the primary metric to measure each of its segment's operating performance and allocate resources. The estimates presented previously within these materials are forward-looking measures. Due to the volatility and variability of certain items needed to reconcile these measures to their nearest GAAP measure, no reconciliation can be provided without unreasonable cost or effort. 2) EBITDA Margin per Ton refers to Adjusted EBITDA Margin per Ton which is an operating/statistical measure equal to Adjusted EBITDA by segment divided by segment tons sold. Management believes Adjusted EBITDA Margin per Ton best reflects controllable costs and operating results at the reporting segment level. The estimates presented previously within these materials are forward-looking measures. Due to the volatility and variability of certain items needed to reconcile these measures to their nearest GAAP measure, no reconciliation can be provided without unreasonable cost or effort. 3) Costs refers to Costs per Ton which is an operating/statistical measure equal to Revenue per Ton (which is equal to revenue by segment divided by segment tons sold) less Adjusted EBITDA Margin per Ton. Management believes Costs per Ton best reflects controllable costs and operating results at the reporting segment level. The estimates presented previously within these materials are forward-looking measures. Due to the volatility and variability of certain items needed to reconcile these measures to their nearest GAAP measure, no reconciliation can be provided without unreasonable cost or effort.